SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statment
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      BIO-RAD LABORATORIES, INC.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                       BIO-RAD LABORATORIES, INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

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     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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                          BIO-RAD LABORATORIES, INC.
                           1000 ALFRED NOBEL DRIVE
                          HERCULES, CALIFORNIA 94547
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                          BIO-RAD LABORATORIES, INC.
                          TO BE HELD APRIL 25, 1995

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

   The annual meeting of the stockholders of Bio-Rad Laboratories, Inc. ("Bio-Rad" or the "Company") will be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California on Tuesday, April 25, 1995 at 4:00 p.m., Pacific Daylight Time, to consider and act on:

   (1) The election of two directors of the Company by the holders of outstanding Class A Common stock and five directors of the Company by the holders of outstanding Class B Common stock;

   (2) A proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors; and

   (3) Such other matters as may properly come before the meeting.

   The Board of Directors of the Company has fixed the close of business on March 3, 1995, as the record date for the determination of the stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof. The stock transfer books of the Company will not be closed.

   All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed Proxy in the enclosed postage-paid envelope. Since a majority of the outstanding shares of each class of common stock of the Company must be present or represented at the annual meeting to elect directors and conduct the other business matters referred to above, your promptness in returning the enclosed Proxy will be greatly appreciated. Your Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your Proxy.

   All stockholders who attend the annual meeting in person are invited to join the Company for dinner immediately following the meeting.


                                   By order of the Board of Directors,
                                   Bio-Rad Laboratories, Inc.


                                   SANFORD S. WADLER, Secretary

Hercules, California
March 24, 1995

                          BIO-RAD LABORATORIES, INC.
                           1000 ALFRED NOBEL DRIVE
                          HERCULES, CALIFORNIA 94547

                               PROXY STATEMENT

                        INFORMATION REGARDING PROXIES

   The enclosed Proxy is solicited on behalf of the Board of Directors of Bio-Rad Laboratories, Inc., a Delaware corporation ("Bio-Rad" or the "Company"), in connection with the annual meeting of stockholders of the Company to be held on Tuesday, April 25, 1995, and at any adjournment or postponement thereof. Solicitation of Proxies will be by mail at the expense of the Company. Copies of this Proxy Statement and the accompanying notice and Proxy were mailed to stockholders on or about March 24, 1995.

   Shares for which a properly executed Proxy in the enclosed form is returned will be voted at the meeting in accordance with the directions on such Proxy. If no voting instructions are indicated with respect to one or more of the proposals, the Proxy will be voted in favor of the proposal(s). Any Proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date or by attending the meeting in person and announcing such revocation.

                              VOTING SECURITIES

   The securities of the Company entitled to vote at the meeting consist of shares of its Class A Common Stock and Class B Common Stock, both $1.00 par value (collectively, "Common Stock"). 6,326,488 shares of Class A Common Stock and 1,787,907 shares of Class B Common Stock were issued and outstanding at the close of business on March 3, 1995. Only stockholders of record at the close of business on March 3, 1995 will be entitled to notice of and to vote at the meeting. The presence, in person or by Proxy, of the holders of a majority of the voting power will constitute a quorum for the transaction of business. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote, except in the election of directors and any other matter requiring the vote of one or both classes of Common Stock voting separately. The sum of one-tenth the number of shares of Class A Common Stock and the number of shares of Class B Common Stock constitutes the "Voting Power" of the Company.

   The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other five directors. The affirmative vote of the holders of a majority of each class of Common Stock present in person or represented by Proxy is necessary for the election of directors by that class. The stockholders do not have any right to vote cumulatively in any election of directors.

   On all other matters submitted to a vote at the annual meeting (except matters requiring the vote of one or both classes voting separately), the affirmative vote of the holders of a majority of the Voting Power present in person or represented by Proxy is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this Proxy Statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgement of the person or persons voting such proxies.

   Under the Company's bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.


                    PRINCIPAL AND MANAGEMENT STOCKHOLDERS

   The following  table presents  certain  information as of March 3, 1995, with respect  to Class A and Class B Common  Stock  owned by:  (i) any  person who is known to the Company to be the beneficial owner of more than five percent of the outstanding  Common Stock of either class, (ii) each director of Bio-Rad,  (iii)
certain executive officers of Bio-Rad named in the "Summary  Compensation Table"
of this Proxy  Statement,  and (iv) all  directors  and  executive  officers  of
Bio-Rad as a group.

                                             CLASS A COMMON STOCK((1))                 CLASS B COMMON STOCK
                                     --------------------------------------- ---------------------------------------
      NAME AND, WITH RESPECT TO          NUMBER OF SHARES AND      PERCENT       NUMBER OF SHARES AND      PERCENT
    OWNER OF 5% OR MORE, ADDRESS       NATURE OF OWNERSHIP((2))    OF CLASS    NATURE OF OWNERSHIP((2))    OF CLASS
- ------------------------------------ -------------------------- ------------ -------------------------- ------------
Bernard A. Egan                      577,279 of record          9.1%         80,875 of record           4.5%
1900 Old Dixie Highway               and beneficially                        and beneficially
Fort Pierce, FL 33450

FMR Corporation                      523,300 of record          8.3%         no shares owned of           --
82 Devonshire Street                 and beneficially                        record or beneficially
Boston, MA 02109

David and Alice N. Schwartz          1,073,958 of record        17.0%        1,090,510 of record        60.2%
Bio-Rad Laboratories, Inc.           and beneficially((3))                   and beneficially((3)(6))
1000 Alfred Nobel Drive
Hercules, CA 94547

David Schwartz                       29,800 in trust((5))       0.5%         no shares owned of           --
                                                                             record or beneficially
Norman Schwartz((4))                 62,685 of record           1.0%         131,677 of record          7.4%
Bio-Rad Laboratories, Inc.           and beneficially((6))                   and beneficially
1000 Alfred Nobel Drive
Hercules, CA 94547

Steven Schwartz((4))                 54,116 of record           0.9%         92,274 of record           5.2%
Bio-Rad Laboratories, Inc.           and beneficially                        and beneficially
1000 Alfred Nobel Drive
Hercules, CA 94547

James J. Bennett                     39,692 of record           0.6%         15,818 of record           0.9%
                                     and beneficially((6))                   and beneficially

Thomas L. Braje                      4,792 of record            0.1%         no shares owned of           --
                                     and beneficially((6))                   record or beneficially

Albert J. Hillman                    2,970 of record            0.0%         2,745 of record            0.2%
                                     and beneficially                        and beneficially

Philip L. Padou                      no shares owned of           --         no shares owned of           --
                                     record or beneficially                  record or beneficially

Sanford S. Wadler                    3,367 of record            0.1%         no shares owned of           --
                                     and beneficially((6))                   record or beneficially

Burton A. Zabin                      24,879 of record           0.4%         43,678 of record           2.4%
                                     and beneficially((6))                   and beneficially

All directors and executive          1,214,168 of record        19.2%        1,284,428 of record        70.9%
officers as a group (10 persons)     and beneficially((6))                   and beneficially((6))

                                     29,800 in trust((5))       0.5%         no shares owned of           --
                                                                             record or beneficially

- ----------
 ((l)) Excludes Class A shares that may be acquired on conversion of Class B shares. Class B shares may be converted to Class A shares on a one for one basis which, if fully converted, would result in the following percentage ownerships of Class A shares: Bernard A. Egan, 8.1%; FMR 6.4%; David and Alice N. Schwartz, 26.6%; Norman Schwartz, 2.4%; Steven Schwartz, 1.8%; David Schwartz in trust, 0.4%; James J. Bennett, 0.7%; Thomas L. Braje, 0.1%; Albert J. Hillman, 0.1%; Sanford S. Wadler, 0.0%; Burton A. Zabin, 0.8% and all directors and executive officers as a group, 30.7%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.
 ((2)) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have voting and investment power with respect to such shares.
 ((3)) As spouses, David and Alice N. Schwartz, each have a one-half community property interest in these shares.
 ((4)) Norman Schwartz and Steven Schwartz are sons of David and Alice N. Schwartz.
 ((5)) These shares are owned by the Company's profit sharing plan for which David Schwartz as co-trustee shares the power to vote but does not exercise any dispositive powers.
 ((6)) Includes shares with respect to which such persons have the right to acquire beneficial ownership under the Company's employee stock purchase plan and stock option agreements, as follows: James J. Bennett, 4,388 shares; Thomas
L. Braje, 1,425 shares; Norman Schwartz, 1,800 shares; Sanford S. Wadler, 1,687 shares; Burton A. Zabin, 2,500 shares; and all directors and executive officers as a group, 12,725 Class A Common shares; and David Schwartz, 22,525 Class B Common shares.


                           I. ELECTION OF DIRECTORS

   The Board of Directors has seven members. Management has nominated the seven persons listed in the following table as the candidates of the respective class of Common Stock indicated. All are currently directors of the Company, with terms expiring as of the date of the annual meeting of stockholders or on election and qualification of their successors. No family relationship exists among any of the nominees, except that David Schwartz and Alice N. Schwartz are husband and wife; and Norman Schwartz is their son. As husband and wife, David and Alice Schwartz share equally in all remuneration and other benefits accorded to either of them by the Company.

   The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. It is the intention of the persons named in the Proxy to vote the shares subject to such Proxy for the election as directors of the persons listed in the following table. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournment or postponement thereof any nominee declines or is unable to serve, the persons named in the enclosed Proxy will, in their discretion, vote the shares subject to such Proxy for another person selected by them for director.

                      CLASS OF
                    COMMON STOCK            PRESENT PRINCIPAL EMPLOYMENT      DIRECTOR
       NAME           TO ELECT     AGE     AND PRIOR BUSINESS EXPERIENCE       SINCE
- ----------------- -------------- ----- ------------------------------------ ----------
James J. Bennett  Class B        66    Vice President and Chief Operating   1977
                                       Officer of the Company since 1993;
                                       Vice President and Group Manager,
                                       Clinical Diagnostics from 1985 to
                                       1993; Vice President and Chief
                                       Operating Officer of the Company
                                       from 1977 to 1985.

Albert J. Hillman Class A        63    Of counsel  in the law firm of       1980
                                       Townsend and Townsend  Khourie
                                       and Crew ("Townsend and
                                       Townsend")  since  1965,  which
                                       firm serves as patent counsel
                                       for the Company.

Philip L. Padou   Class A        60    Retired since 1991; Vice President   1980
                                       and Chief Financial Officer of
                                       Ozier Perry and Associates from
                                       1987 to 1991.

Alice N. Schwartz Class B        68    Retired since 1979; Research         1967
                                       Associate, University of
                                       California, from 1972 to 1978.

David Schwartz    Class B        71    President of the Company since       1957
                                       1957.

Norman Schwartz   Class B        45    Vice President of the Company        1995
                                       since 1989, and Group Manager,
                                       Clinical Diagnostics since 1993.

Burton A. Zabin   Class B        59    Vice President of the Company        1968
                                       Group Manager, Life Science since
                                       1982.

   In addition to Messrs. James J. Bennett, David Schwartz, Norman Schwartz and Burton A. Zabin, the following persons are also executive officers of the
Company: Thomas L. Braje, James L. Viglienzone and Sanford S. Wadler. Thomas
L. Braje (age 51) has been Vice President and Chief Financial Officer since 1989. James L. Viglienzone (age 41) has been Treasurer since 1989. Sanford S. Wadler (age 48) has been General Counsel and Secretary since 1989.


   The above named individuals also serve in various management capacities with wholly-owned subsidiaries of Bio-Rad. David Schwartz, by virtue of his Common Stock ownership (see "Principal and Management Stockholders") and his position as a director and the President of Bio-Rad, may be deemed to be a control person of the Company.

                     COMMITTEES OF THE BOARD OF DIRECTORS


     The Board of Directors of the Company has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or other committees performing similar functions. During 1994, the Board of Directors held a total of 11 meetings (including regularly scheduled and special meetings) and no director attended fewer than 90% of such meetings.

     The Audit Committee is composed of Philip L. Padou and met twice in 1994. The Audit Committee recommends to the Board of Directors the firm to be employed by the Company as its independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its system of internal accounting controls.

     In December, 1993, the Compensation Committee was formed consisting of two non-employee directors, Albert J. Hillman and Philip L. Padou. The Compensation Committee met twice in 1994. The Compensation Committee reviews and approves the Company's executive compensation policies. A more complete discussion is provided in the "Report of the Compensation Committee of the Board of Directors" of this Proxy Statement.


                          COMPENSATION OF DIRECTORS


     In 1994, Townsend and Townsend, the patent law firm of which Mr. Hillman is of counsel, rendered legal services to the Company. The Board of Directors has relied upon the Company's General Counsel to determine that the services of Townsend and Townsend were provided on terms at least as fair to the Company as if they had been provided by a non-affiliate. The General Counsel is responsible for the management of all of the Company's relationships with providers of legal services.

     Pursuant to the policy of the Board of Directors of Bio-Rad, directors who are not also employees of Bio-Rad are paid for serving as directors a fee of $1,000 per month plus $100 for any meetings in excess of 16 per year. Audit Committee members are paid $500 per month.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ABOVE-NAMED DIRECTOR NOMINEES FOR THE CLASS OR CLASSES OF COMMON STOCK THAT YOU HOLD.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following Summary Compensation Table presents compensation paid or accrued by the Company for services rendered during 1994, 1993 and 1992 for the CEO and the four other most highly compensated executive officers of the Company
("Named  Executive  Officers")  whose  total  annual  salary and bonus  exceeded
$100,000 in 1994.

                          SUMMARY COMPENSATION TABLE

                                                       LONG TERM
                                                    COMPENSATION((2))
                                                     ---------------
                                       ANNUAL           SECURITIES
        NAME AND                  COMPENSATION((1))     UNDERLYING       ALL OTHER
   PRINCIPAL POSITION     YEAR    SALARY     BONUS      OPTIONS (#) COMPENSATION((3))
- ----------------------- ------ ---------- ---------- --------------- ---------------
David Schwartz          1994   $453,506   $116,887   24,000          $ 9,000
President               1993   $417,605   $      0   24,000          $ 9,400
                        1992   $413,804   $ 70,338   24,000          $11,400

James J. Bennett        1994   $350,060   $ 92,481    5,000          $ 9,000
Vice President and      1993   $296,692   $      0    5,000          $ 9,400
Chief Operating Officer 1992   $246,036   $ 29,454    3,000          $11,400

Burton A. Zabin         1994   $222,066   $ 33,953    2,500          $ 9,000
Vice President and      1993   $219,620   $      0    2,500          $ 8,800
Group Manager,          1992   $192,223   $ 14,392    2,500          $ 9,600
Life Science

Thomas L. Braje         1994   $219,768   $ 48,861    2,000          $ 9,000
Vice President and      1993   $205,332   $      0    1,500          $ 8,200
Chief Financial Officer 1992   $197,218   $  4,928    1,100          $ 9,900

Sanford S. Wadler       1994   $206,940   $ 71,032    2,000          $ 9,000
General Counsel and     1993   $200,034   $ 35,400    1,500          $ 9,400
Secretary               1992   $197,950   $ 37,442    1,100          $11,400

 ((1)) All Other Annual Compensation amounts for each of the Named Executive Officers were less than the amounts required for separate reporting and are included in salary.
 ((2)) There were no Restricted Stock awards.
 ((3)) Amounts reported are contributions made pursuant to the Company's profit sharing plan. A more complete discussion is provided in the section titled "Profit Sharing Plan Contributions" of the "Report of the Compensation Committee of the Board of Directors" in this Proxy Statement.


   The following table presents certain information regarding stock options granted to the Named Executive Officers in 1994.

                            OPTION GRANTS IN 1994

                                                                     POTENTIAL REALIZABLE VALUE AT
                                   INDIVIDUAL GRANTS                    ASSUMED ANNUAL RATES OF
                    NUMBER OF    % OF TOTAL                            STOCK PRICE APPRECIATION
                    SECURITIES    OPTIONS                                FOR OPTION TERM((2))
                    UNDERLYING   GRANTED TO   EXERCISE                  ASSUMED        ASSUMED
                     OPTIONS     EMPLOYEES     PRICE     EXPIRATION   APPRECIATION   APPRECIATION
       NAME        GRANTED((1))   IN 1994    ($/SHARE)      DATE         OF 5%          OF 10%
- ----------------- ------------ ------------ ---------- ------------ -------------- --------------
David Schwartz    15,500       16.2%        $11.75     02/02/99     $50,318        $111,189
                   8,500       8.9%         $12.93     02/02/99     $30,365        $ 67,098
James J. Bennett   5,000       5.2%         $11.06     02/02/99     $15,278        $ 33,761
Burton A. Zabin    2,500       2.6%         $11.06     02/02/99     $ 7,639        $ 16,881
Thomas L. Braje    2,000       2.1%         $11.06     02/02/99     $ 6,111        $ 13,504
Sanford S. Wadler  2,000       2.1%         $11.06     02/02/99     $ 6,111        $ 13,504

 ((1)) All stock options granted in 1994 are incentive stock options with the exception of a nonqualified stock option for 15,500 shares granted to David Schwartz. The exercise price reflects not less than 100% of the fair market value of the underlying securities at the time such options were granted. All shares subject to the above options are Class A shares with the exception of the options granted to David Schwartz which were for Class B shares. All stock options have a term of five years and become exercisable at a rate not greater than 25% per annum commencing one year after the date of grant. In 1994, options to purchase 39,000 shares were granted to all executive officers as a group, and options to purchase 57,000 shares were granted to all other employees.
 ((2)) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.



   None of the Named Executive Officers exercised stock options in 1994. The following table presents the number of exercisable and unexercisable options at December 31, 1994 for the Named Executive Officers.


                   AGGREGATED OPTION EXERCISES IN 1994 AND
                       DECEMBER 31, 1994 OPTION VALUES

                                                     NUMBER OF
                                                SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                      SHARES                    AT DECEMBER 31, 1994        AT DECEMBER 31, 1994((1))
                     ACQUIRED      VALUE   ----------------------------- -----------------------------
       NAME         ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------- ------------- ---------- ------------- --------------- ------------- ---------------
David Schwartz      --            --       13,850        58,150          $134,139        $745,361
James J. Bennett    --            --        2,750        10,250          $ 31,485        $148,835
Burton A. Zabin     --            --        1,875         5,625          $ 20,588        $ 79,263
Thomas L. Braje     --            --          925         3,675          $ 10,415        $ 53,965
Sanford S. Wadler   --            --          925         3,675          $ 10,415        $ 53,965

 ((1)) The market prices of Class A and Class B Common Stock at December 31, 1994 were $27.75 and $27.00 per share, respectively.

                COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                   PARTICIPATION IN COMPENSATION DECISIONS


   The Compensation Committee is composed of Messrs. Hillman and Padou. The Company currently has no interlocking relationships involving any of its Compensation Committee members and no executive officer of the Company serves on the Compensation Committee. Messrs. Bennett, D. Schwartz, N. Schwartz and Zabin participate in general Board of Directors' discussions of compensation, bonuses and stock options. David, Norman and Alice Schwartz were absent from and did not participate in the discussions or decisions concerning the President's compensation.


                     REPORT OF THE COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS


   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. The Compensation Committee was formed in December, 1993. The report also refers to decisions made by Mr. Padou, Mr. Hillman and other members of the Board of Directors prior to the formation of the Compensation Committee. The function of the Compensation Committee is to review and approve the compensation arrangements for the Company's senior management and any compensation plans in which the executive officers and directors are eligible to participate.


OBJECTIVES AND OVERVIEW


The overall objectives of the Company's executive compensation programs are to:


 o  Attract, retain and motivate key executive talent;

 o  Reward key executives based on business performance;

 o  Align executive incentives with the interests of stockholders; and

 o  Encourage the achievement of Company objectives.


   Executive compensation consists of four components: 1) base salary; 2) annual and special incentive bonus payments; 3) long-term incentives in the form of stock options; and 4) contributions to the Company's profit sharing plan. The Company strives to provide a competitive total compensation package to senior management based on professionally compiled surveys of broad groups of companies of comparable size within related industries.


BASE SALARY


   Each year, the Company obtains studies of compensation trends, practices and levels from at least four independent compensation surveys in order to determine the competitiveness of the pay structure for its senior managers. Within the comparative groups of companies surveyed, the Company sets executive base salaries and total compensation near the arithmetic mean of the surveys. Each executive's base salary is determined by an assessment of the executive's job description and current salary in relation to the salary range designated for the position in the compensation surveys. Adjustments are made when necessary to reflect changes in responsibilities or competitive industry pressures. Each executive's performance is evaluated annually to determine individual merit increases within the overall guidelines established in each year's budget process. For 1994, the Company merit increase guideline was 3.0% and was based on the compensation surveys.


INCENTIVE BONUS PAYMENTS

   Executive officers of the Company, including the President, are eligible for an annual incentive bonus and special bonuses, determined as a percentage of the officers' eligible wages. Annual bonuses are awarded to executive officers, including the President and other key employees of the Company and its operating units, who meet certain annual Company and operating unit goals which are previously established by senior management. The performance factors used in calculating bonuses include: sales growth rates, operating profitability and return on assets as measured against annual objectives. Performance goals have been established for the Company as a whole and for each operating unit. Bonuses are determined using these performance factors and comparisons to industry competitive standards. The bonus calculation is weighted between
Company performance and operating unit performance according to the responsibilities of each executive. In addition to the annual incentive bonuses, special bonuses are awarded by the Board of Directors in recognition of other specific business actions taken during the year which contributed to the strategic growth, profitability or competitiveness of the Company. In the past, these bonuses have been awarded for special achievements such as successfully completing acquisitions or divestitures and settling legal disputes. Such bonuses may be distributed over several years. Incentive bonuses may be awarded in cash and/or stock.

   Bonuses for performance in 1994 were awarded in March, 1995 and ranged from 7.6% to 31.5% of base salaries. There were no bonuses awarded in 1994 for 1993 performance. Because bonuses are based on growth and profitability, trends in bonus awards generally track operating unit and Company performance. Special bonuses are awarded only on completion of specific projects or transactions.

LONG-TERM INCENTIVES


   The Company provides its executive officers and other key employees with long-term incentive compensation through the granting of stock options. The Company believes that stock options provide the Company's key employees with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options are intended to align executive interests with the interests of stockholders and therefore directly motivate senior management to maximize long-term stockholder value. The stock options also create an incentive to remain with the Company for the long-term because the options are vested over a four-year period. Because all options are granted at no less than the fair market value of the underlying stock on the date of grant, stock options provide value to the recipients only when the price of Bio-Rad Common Stock increases over time.

   The Board of Directors has delegated certain responsibilities of administration of the Company's stock option plans to the Stock Option Award Committee in order for the option plans to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Stock Option Award Committee is composed of Messrs. Hillman and Padou and is responsible for determining the timing and distribution of grants subject to the terms of the current option plans. The Stock Option Award Committee also determines the total number of shares granted and the allocation of shares to individual executive officers and key employees. Recommendations from senior management and other factors are considered including: the responsibility level, individual performance and contribution to the Company's business of each officer and key employee. Except as may be otherwise required by Rule 16b-3, the option grants are submitted to the Board of Directors for ratification and the date of grant is the date of the Board of Directors meeting. In 1994, the Company granted approximately 96,000 options to a group of about 200 executive officers and key employees.


PROFIT SHARING PLAN CONTRIBUTIONS


   The Company's employees who are directors or officers are entitled to participate in the Bio-Rad Laboratories, Inc. Employees' Deferred Profit Sharing Retirement Plan ("Profit Sharing Plan") on the same basis as all other Company employees. The Profit Sharing Plan covers all full-time employees of the Company, or any of its participating subsidiaries, who have completed one year of service. Contributions to the Profit Sharing Plan are determined each year by the Board of Directors in its sole discretion and are allocated among each participant based on the ratio his or her compensation bears to the aggregate compensation of all participants. For 1994, the Board of Directors approved a contribution of 6% of eligible compensation. Participants are vested 100% after five years of service, but funds are not distributed until retirement or termination of employment with the Company.


PRESIDENT'S COMPENSATION

   For 1994, the Compensation Committee was primarily responsible for determining and approving the President's compensation. The President's compensation was compared with compensation of other CEOs in the above mentioned surveys and proxy statements for comparable companies. The salary of

David Schwartz is normally set near the arithmetic mean of the salaries surveyed for comparable companies. In July 1994, the salary of Mr. Schwartz was increased by 19%. There were no increases to his base salary in 1993 or 1992.

   The President's annual bonus is based on the achievement of the Company's financial goals. The same performance criteria are used to calculate his annual bonus as those established for other eligible executive officers. These criteria are discussed above under Incentive Bonus Payments. In March 1995, Mr. Schwartz received a bonus of 26.5 % of base salaray based on achievement of previously established growth and profitability targets for 1994. The bonus awarded to Mr. Schwartz was in the mid-range of bonuses awarded to CEOs of other comparable companies.

   In 1994, Mr. Schwartz was granted an incentive stock option to purchase 8,500 shares of Class B Common Stock and a nonqualified stock option to purchase 15,500 shares of Class B Common Stock. As a holder of more than 10% of the Company's Common Stock, the exercise price of the shares underlying the incentive stock option was fixed at 110% of the market price on the date of grant. The exercise price of the nonqualified option was 100% of the market price on the date of grant. Pursuant to the general restrictions of the Option Plan, vesting of incentive stock options granted to Mr. Schwartz is limited to $100,000 per year which results in vesting at a slower rate than other optionees. These option grants were comparable with options granted to CEOs of similar size companies.

                              Compensation  Committee,



                              Albert J. Hillman
                              Philip L. Padou

                           STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative stockholder returns over the past five years for the Company's Class A Common Stock, the American Stock Exchange Market Value Index and a selected peer group, assuming $100 invested on December 31, 1989 and reinvestment of dividends:

 (The following descriptive data is supplied in accordance with Rule 304(d) of
                                Regulation S-T)



                      1989      1990      1991      1992      1993      1994
                      ----      ----      ----      ----      ----      ----
Bio-Rad             $100.00   $115.62   $123.44   $107.03   $ 62.50   $173.43
Peer Group(1)       $100.00   $114.60   $123.89   $138.64   $144.74   $170.18
Amex Market
  Value Index       $100.00   $ 81.51   $104.51   $105.62   $126.23   $114.73
- ----------
 ((1)) The peer group consists of the following public companies: Beckman Instruments; Becton Dickinson; Bio-Rad; Diagnostic Products; KLA Instruments; Life Technologies; Millipore; and Perkin-Elmer. Companies in the peer group were chosen to reflect Bio-Rad's participation in three different markets: life science research products, analytical instruments and clinical diagnostics. No single public or private company has a comparable mix of products which serve the same markets. In many cases, only one division of a peer group company competes in the same markets as Bio-Rad. Collectively, the peer group reflects products and markets similar to Bio-Rad's.



                     COMPLIANCE WITH SECTION 16(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports which they file.

   To the Company's knowledge, based solely upon its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required, during fiscal year ended December 31, 1994 all Section 16(a) filing requirements applicable to Insiders were complied with.

                 II. RATIFICATION OF SELECTION OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

   The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to serve as Bio-Rad's auditors for the fiscal year ending December 31, 1995. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

   Although it is not required to do so, Bio-Rad wishes to provide stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly is submitting a proposal to ratify the selection of Arthur Andersen LLP. If the stockholders should fail to ratify this proposal, the Board of Directors will consider the selection of another auditing firm.



   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1995.

                              III. OTHER MATTERS


   At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, the shares represented by Proxies will be voted in accordance with the judgment of the persons named in such Proxies.

   The annual report of the Company for the year ended December 31, 1994, including financial statements, has been mailed, or is being mailed concurrently with this Proxy Statement, to all stockholders of the Company as of the record date for the annual meeting.


                            STOCKHOLDER PROPOSALS

   Proposals intended to be presented by stockholders at the 1996 annual meeting must be received by the Company for inclusion in the 1996 Proxy Statement not later than November 24, 1995.

                                   By order of the Board of  Directors,
                                   Bio-Rad Laboratories, Inc.


                                   SANFORD S. WADLER, Secretary

Hercules, California
March 24, 1995

CLASS A FRONT OF CARD:
                                                                      APPENDIX A

P                                CLASS A STOCK
R                          BIO-RAD LABORATORIES, INC.
O         Proxy Solicited on Behalf of the Board of Directors for the
X                        Annual Meeting of Stockholders
Y

                                 April 25, 1995


   The undersigned does hereby appoint DAVID SCHWARTZ and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. ("Bio-Rad"), to be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California, on Tuesday, April 25, 1995 at 4:00 P.M., Pacific Daylight Time, and at any and all adjournments or postponements thereof:



CLASS A BACK OF CARD:

                           Bio-Rad Laboratories, Inc.
         Please mark votes as in this example using dark ink only. / /

This proxy will be voted as specified below. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). The Board of Directors recommends a Vote FOR items 1, 2 and 3.

1.  ELECTION OF DIRECTORS               2. PROPOSAL to ratify the selection of
                                           Arthur Andersen LLP to serve as the
    ALBERT J. HILLMAN,                     Company's Independent auditors.
    PHILIP L. PADOU

                                        3. In their discretion as to such other
    -------------------------------        matters as properly may come before
    (Instruction: To withhold              the meeting or any adjournment or
    authority to vote for any              postponement thereof.
    nominee(s), write the name(s)
    of such nominee(s) above.)

                                             Receipt of the Notice of Annual
                                             Meeting of Stockholders and proxy
                                             statement is hereby confirmed.

                                             Please sign exactly as your name
                                             appears hereon or on the stock
                                             certificate. Executors,
                                             administrators or trustees should
                                             indicate their capacities. If stock
                                             is held in joint names, both
                                             registered holders should sign. No
                                             witness or notarization is
                                             necessary.

                                             Date: _____________________________

                                             Signature:_________________________

                                             Signature:_________________________

CLASS B FRONT OF CARD:

                                                                      APPENDIX B

P                                CLASS B STOCK
R                          BIO-RAD LABORATORIES, INC.
O         Proxy Solicited on Behalf of the Board of Directors for the
X                        Annual Meeting of Stockholders
Y

                                 April 25, 1995


   The undersigned does hereby appoint DAVID SCHWARTZ and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. ("Bio-Rad"), to be held at the Company's corporate offices, 1000 Alfred Nobel Drive, Hercules, California, on Tuesday, April 25, 1995 at 4:00 P.M., Pacific Daylight Time, and at any and all adjournments or postponements thereof:



CLASS B BACK OF CARD:

                           Bio-Rad Laboratories, Inc.
         Please mark votes as in this example using dark ink only. / /

This proxy will be voted as specified below. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). The Board of Directors recommends a Vote FOR items 1, 2 and 3.

1.  ELECTION OF DIRECTORS               2. PROPOSAL to ratify the selection of
                                           Arthur Andersen LLP to serve as the
    JAMES J. BENNETT, ALICE N.             Company's Independent auditors.
    SCHWARTZ, DAVID SCHWARTZ,
    NORMAN SCHWARTZ, BURTON A. ZABIN
                                        3. In their discretion as to such other
    -------------------------------        matters as properly may come before
    (Instruction: To withhold              the meeting or any adjournment or
    authority to vote for any              postponement thereof.
    nominee(s), write the name(s)
    of such nominee(s) above.)

                                             Receipt of the Notice of Annual
                                             Meeting of Stockholders and proxy
                                             statement is hereby confirmed.

                                             Please sign exactly as your name
                                             appears hereon or on the stock
                                             certificate. Executors,
                                             administrators or trustees should
                                             indicate their capacities. If
                                             stock is held in joint names, both
                                             registered holders should sign. No
                                             witness or notarization is
                                             necessary.

                                             Date: _____________________________

                                             Signature:_________________________

                                             Signature:_________________________